THE PUTNAM FUND FOR GROWTH AND INCOME

AMENDMENT NO. 1

to

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

The undersigned, constituting all of the duly elected and qualified Trustees of The Putnam
Fund for Growth and Income (the “Trust”), a Massachusetts business trust organized and existing under the laws of the Commonwealth of Massachusetts pursuant to an Amended and Restated
Agreement and Declaration of Trust dated October 3, 1996, do hereby amend the Amended and
Restated Agreement and Declaration of Trust as follows:

1.	Article VI, Section 3 is amended by striking out the first two sentences of said Section in their entirety and inserting in lieu thereof the following:

Article VI, Section 3. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the Trustees by written notice to the beneficiaries. Upon termination of this Trust the Trustees shall make provision for the payment of the expenses and liabilities of the Trust and of the Trustees and distribute the remaining assets, or sell and dispose of all or any part thereof and distribute the net proceeds thereof in cash and/or securities among the holders of such shares in proportion to their holdings, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of shares of the Trust, provided that any distribution to the beneficiaries of a particular class of shares shall be made to such beneficiaries pro rata in proportion to the number of shares of such class held by each of them.

2.	The following is added as Article VI, Section 6:

Article VI, Section 6: The Trust shall have the right at its option and at any time to redeem shares of any beneficiary at the net asset value thereof as determined in accordance with the Bylaws: (i) if at such time such beneficiary owns fewer shares than, or shares having an aggregate net asset value of less than, an amount determined from time to time by the
Trustees; or (ii) to the extent that such beneficiary owns shares of a particular series of shares equal to or in excess of a percentage of the outstanding shares of that series determined from time to time by the Trustees; or (iii) to the extent that such beneficiary owns shares of the
Trust representing a percentage equal to or in excess of such percentage of the aggregate number of outstanding shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees.

The undersigned do hereby certify that the foregoing amendment was approved on November
19, 2009 by vote of the holders of a majority of the shares of the Trust then outstanding.

* * *

This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

The foregoing amendment shall become effective as of December 15, 2009.

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IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, hereunto have signed this instrument on this 11th day of December, 2009.

/s/ Ravi Akhoury	/s/ Elizabeth T. Kennan
___________________	___________________
Ravi Akhoury	Elizabeth T. Kennan

/s/ Jameson A. Baxter	/s/ Kenneth R. Leibler
___________________	___________________
Jameson A. Baxter	Kenneth R. Leibler

/s/ Robert E. Patterson
___________________	___________________
Charles B. Curtis	Robert E. Patterson

/s/ Robert J. Darretta	/s/ George Putnam, III
___________________	___________________
Robert J. Darretta	George Putnam, III

/s/ Myra R. Drucker	/s/ Robert L. Reynolds
___________________	___________________
Myra R. Drucker	Robert L. Reynolds

/s/ John A. Hill	/s/ W. Thomas Stephens
___________________	___________________
John A. Hill	W. Thomas Stephens

/s/ Paul L. Joskow
___________________	___________________
Paul L. Joskow	Richard B. Worley

IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, hereunto have signed this instrument on this 14th day of December, 2009.

___________________	___________________
Ravi Akhoury	Elizabeth T. Kennan

___________________	___________________
Jameson A. Baxter	Kenneth R. Leibler

___________________	___________________
Charles B. Curtis	Robert E. Patterson

___________________	___________________
Robert J. Darretta	George Putnam, III

___________________	___________________
Myra R. Drucker	Robert L. Reynolds

___________________	___________________
John A. Hill	W. Thomas Stephens

/s/ Richard B. Worley
___________________	___________________
Paul L. Joskow	Richard B. Worley

IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, hereunto have signed this instrument on this 15th day of December, 2009.

___________________	___________________
Ravi Akhoury	Elizabeth T. Kennan

___________________	___________________
Jameson A. Baxter	Kenneth R. Leibler

/s/ Charles B. Curtis
___________________	___________________
Charles B. Curtis	Robert E. Patterson

___________________	___________________
Robert J. Darretta	George Putnam, III

___________________	___________________
Myra R. Drucker	Robert L. Reynolds

___________________	___________________
John A. Hill	W. Thomas Stephens

___________________	___________________
Paul L. Joskow	Richard B. Worley

THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On this 11th day of December, 2009, before me, the undersigned notary public, personally appeared John A. Hill, Jameson A. Baxter, Ravi Akhoury, Robert J. Darretta, Myra R. Drucker,
Paul L. Joskow, Elizabeth T. Kennan, Kenneth R. Leibler, Robert E. Patterson, George Putnam,
III, Robert L. Reynolds, and W. Thomas Stephens, proved to me through satisfactory evidence of identification, to be the persons whose name is signed on the preceding or attached document, and acknowledged to me that he or she signed it voluntarily for its stated purpose as a Trustee of
The Putnam Fund for Growth and Income, a Massachusetts business trust.

/s/ J. Scott-Harris
___________________
Notary Public
My Commission Expires: 9/21/2012

The address of the Trust is One Post Office Square, Boston, Massachusetts 02109.